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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Experts" and to the use of our report dated March 18, 2003, in the Registration Statement on Form SB-2 and related Prospectus of MigraTEC, Inc. filed April 29, 2003 for the registration of 76,253,941 shares of common stock.

                                              /s/ ERNST & YOUNG LLP
                                              ---------------------
                                              Ernst & Young LLP


Dallas, Texas
April 24, 2003